UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 11, 2012

Date of Report (Date of earliest event reported)

Medicis Pharmaceutical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State or other jurisdictions of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7720 North Dobson Road

Scottsdale, Arizona 85256

(Address of principal executive offices) (Zip Code)

(602) 808-8800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Item 9.01	Exhibits.

SIGNATURES

EX-99.1

Item 8.01	Other Events.

Pricing of Convertible Notes Offering

On May 11, 2012, Medicis Pharmaceutical Corporation issued a press release regarding the pricing of its registered offering of $450.0 million in aggregate principal amount of convertible senior notes due 2017 (the “Convertible Notes Offering”), upsized from the previously announced $400.0 million offering, and its entry into certain note hedge and warrant transactions in connection with the Convertible Notes Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Exhibits.

(d) Exhibits

99.1	Press Release dated May 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICIS PHARMACEUTICAL CORPORATION

Date: May 11, 2012	By:	/s/ Seth L. Rodner
Seth L. Rodner
Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 11, 2012.